EXHIBIT 10.9

                  SIXTH AMENDMENT TO LEASE AGREEMENT PRIVATE


     This Sixth Amendment to Lease Agreement ("Agreement") is made and entered into as of this 1st day of October, 1997, by and between The Mutual Life Insurance Company of New York with offices at 1740 Broadway, New York, New York 10019 (the "Landlord"), and Dialogic Corporation, a New Jersey corporation, with offices and a principal place of business located at 1515 Route 10, Parsippany, New Jersey 07054 (the "Tenant").

                               W I T N E S S E T H

     WHEREAS,   Landlord  is  the  owner  of  the  real  property  and  all  the improvements thereon located at 1515 Route 10, Parsippany, New Jersey (the "Building"); and,

     WHEREAS, Tenant desired to lease from Landlord and Landlord desired to lease to Tenant approximately 115,000 square feet of office space on the first and second floors of the Building and 10,000 square feet of storage space on the basement level (the "Original Premises"); and,

     WHEREAS, on or about September 1, 1993 Landlord and Tenant entered into a written Lease Agreement (the "Original Lease") for the Premises; and,

     WHEREAS, during January 1994 a first amendment to the Original Lease (the "First Amendment") was proposed, but never agreed upon or effective; and,

     WHEREAS, as of January 20, 1994 Landlord and Tenant entered into a Second Amendment to Lease Agreement (the "Second Amendment"); and,

     WHEREAS, as of July 19, 1994 (notwithstanding that the Fourth Amendment, as defined below, references the date of the Third Amendment as of March 10, 1994) Landlord and Tenant entered into a Third Amendment to Lease Agreement (the "Third Amendment"); and,

     WHEREAS, as of December 20, 1994 Landlord and Tenant entered into a Fourth Amendment to Lease Agreement (the "Fourth Amendment"); and,

     WHEREAS, as of April 15, 1996, Landlord and Tenant entered into a Fifth Amendment to Lease Agreement (the "Fifth Amendment", the Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are collectively referred to as the "Amendments"; and the Original Lease, as modified by the Amendments, is referred to as the "Lease"); and,

     WHEREAS, Landlord and Tenant do now hereby desire to amend and modify certain terms of the Lease as more particularly set forth below.

     NOW, THEREFORE, it is hereby agreed that in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which are hereby mutually acknowledged by the parties hereto, Landlord and Tenant agree as follows:

     1. Capitalized terms used but not otherwise defined herein shall have their meanings described to them in the Lease. Furthermore, in addition to the terms elsewhere defined herein, the following terms shall have the following meanings:
(a) "Seventh Expansion Space" shall mean approximately 19,630 square feet on the third floor of the Building, as shown on the floor plan annexed hereto as Exhibit A and made a part hereof. (b) "Eighth Expansion Space" shall mean approximately 8,053 square feet on the first floor of the Building, as shown on the floor plan annexed hereto as Exhibit B and made a part hereof. (c) "Basement Expansion Space" shall mean approximately 8,000 square feet of the basement of the Building as shown on the floor plan annexed hereto as Exhibit C and made a part hereof. (d) "Seventh Rental Commencement Date" shall mean the earlier of
(i) the date upon which Landlord's Work (as defined below) in connection with the Seventh Expansion Space has been substantially completed, or (ii) the date Tenant shall occupy any of the Seventh Expansion Space. (e) "Eighth Rental Commencement Date" shall mean the earlier of (i) the date upon which Landlord's Work in connection with the Eighth Expansion Space has been substantially completed, or (ii) the date Tenant shall occupy any of the Eighth Expansion Space.

     2. Tenant warrants, covenants and acknowledges that as of the date hereof, to the best of its knowledge: a) Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under the Lease as modified by this Agreement on the part of the Landlord; b) Tenant does not contest the validity or enforceability of the Lease and this Agreement, and Tenant has no claims or defenses as to obligations under the Lease and this Agreement and is not entitled to any offset or abatement with respect thereto, except for Landlord's obligation under Section 12 of this Agreement; c) Landlord has performed all of its obligations of an executory nature (including all construction required under the Lease) pursuant to the terms and provisions of the Lease (including Landlord's obligations with respect to the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space [as such terms are defined below]); d) the Commencement D ate, as such term is defined in the Lease was June 13, 1994, and the Expiration Date, as defined in the Lease (without giving effect to any renewal options, but giving effect to paragraphs 10 and 22 of the Fourth Amendment) is June 14, 2005; e) the Lease is in full force and effect and has not been amended or modified except by this Agreement; f) Tenant is not in default in the performance of the Lease and has not committed any breach of the Lease and Tenant is not the subject of any federal or state, bankruptcy, insolvency or liquidation proceeding; and g) Except for the Seventh Expansion Space, and the Eighth Expansion Space, Tenant has accepted and is in full possession of the Premises (as defined below), including all improvements, additions, and alterations thereto required to be made by Landlord under the Lease.

     3. (a) In addition to those premises that Landlord has previously leased to Tenant and Tenant has previously leased from Landlord pursuant to the Original Lease and the Amendments, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following additional premises: (i) the Seventh Expansion Space, (ii) the Eighth Expansion Space, and (iii) the Basement
Expansion Space. Within thirty (30) days of the signing of this Agreement, Landlord shall cause the Seventh Expansion Space, the Eighth Expansion Space and the Basement Expansion Space to be measured pursuant to the BOMA method and the exact square footage shall be deemed fixed. Promptly thereafter, landlord shall deliver tenant the measured dimensions.

     (b) It is the intent of the parties hereto that the "Premises", as such term is defined in the Original Lease and which has been redefined and increased pursuant to certain of the Amendments, shall be further redefined and increased and shall now incorporate the Seventh Expansion Space, the Eighth Expansion Space and the Basement Expansion Space as well as all of the space previously demised to the Tenant, including the following: the Original Premises, the First Expansion Space (as such term is defined in the Third Amendment), the Second Expansion Space and Third Expansion Space (as such terms are defined in the Fourth Amendment), the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space (as such terms are defined in the Fifth Amendment). All references to the Premises in the Lease as modified herein, shall refer to the Premises as defined in this Agreement, unless the context clearly requires otherwise.

     4 (a) In addition to the Fixed Rent previously reserved by the Original Lease and certain of the Amendments, Tenant shall pay to Landlord, without any prior notice or demand therefore and without any abatement, deduction or setoff whatsoever, in lawful money of the United States of America, by check, at Landlord's office or such other place Landlord may designate, additional annual base rent, (such additional annual base rent shall be incorporated into the defined term "Fixed Rent") payable in equal monthly installments in advance on the first day of each and every month during the term of this lease as follows:

         (i) Fixed Rent for the Seventh Expansion Space ("Seventh Expansion Space Rent") shall be payable:

               (1) from the Seventh Rental Commencement Date through and including May 31, 1999, at the annual rate of $304,265.00, payable in equal monthly installments each in the amount of $25,355.42;

               (2) from June 1, 1999, through and including May 31, 2004, at the annual rate of $343,525.00, payable in equal monthly installments each in the amount of $28,627.08; and

               (3) from June 1, 2004, through and including June 14, 2005, at the annual rate of $395,151.90, payable in equal monthly installments each in the amount $32,929.33;

          (ii) Fixed Rent for the Basement Expansion Space ("Basement Expansion Space Rent") shall be payable from the date hereof through and including June 14, 2005, at the annual rate of $32,000.00, payable in equal monthly installments each in the amount $2,666.67;

          (iii) Fixed Rent for the Eighth Expansion Space ("Eighth Expansion Space Rent") shall be payable:

               (1)  from  the  Eighth  Rental   Commencement  Date  through  and
          including May 31, 1999, at the annual rate of $136,901.00, payable in equal monthly installments each in the amount of $11,408.42;

               (2) from June 1, 1999, through and including May 31, 2004, at the annual rate of $140,927.50, payable in equal monthly installments each in the amount of $11,743.96; and (3) from June 1, 2004, through and including June 14, 2005, at the annual rate of $162,106.89, payable in equal monthly installments each in the amount $13,508.91.

          (b) Tenant shall be obligated to pay its electrical costs in accordance with the terms of the Lease, as amended herein.

          (c) Notwithstanding anything else contained in this Agreement, the parties acknowledge that the Seventh Expansion Space and Eighth Expansion Space, might not be substantially completed simultaneously. Should such completion dates not be simultaneous, the obligation of the Tenant to pay Fixed Rent and Additional Rent, respectively, in accordance with Section 4(a) above and Section 9 below for the space that is substantially completed is independent of its obligations regarding the space not yet substantially completed. Tenant shall be obligated to accept such substantially completed premises and to pay Fixed Rent and Additional Rent in accordance with this Agreement for the space that is then substantially completed. (By way of example and not of limitation, should the Seventh Expansion Space be substantially completed prior to the Eighth Expansion Space, commencing on the Seventh Rental Commencement Date, Tenant shall pay the Seventh Expansion Space Rent, in addition to the Fixed Rent otherwise required pursuant to the terms of the Lease, as amended herein, and Tenant's Proportionate Share shall increase by 9%).

          (d) Intentionally Omitted.

          (e) If the Seventh Rental Commencement Date and/or the Eighth Rental Commencement Date is a date other than the first date of the calendar month, then the Seventh Expansion Space Rent and/or the Eighth Expansion Space Rent, as the case may be, shall be prorated on a per diem basis for the calendar month in which the respective commencement date occurs. A similar credit shall be granted against the Fixed Rent installment due during the month which is the month of the Expiration Date.

          5. (a) Within ten (10) days from the date Tenant executes this Agreement, Tenant shall (i) prepare and deliver to Landlord line drawings and any and all related plans and specifications (collectively the "Seventh Expansion Plans and Specifications") for the Seventh Expansion Space, and (ii) prepare and deliver to Landlord line drawings and any and all related plans and specifications, including Tenant's selection of paint color and carpet color (collectively the "Eighth Expansion Plans and Specifications") for the Eighth Expansion Space, provided, however, the Eighth Expansion Plans and Specifications shall not include any demolition plans. Landlord will prepare and deliver to Tenant construction drawings ("Construction Drawings") for the Seventh Expansion Space and Eighth Expansion Space consistent with the Seventh Expansion Plans and Specifications and the Eighth Expansion Plans and Specifications (the cost of such Construction Drawings shall be the responsibility of the parties as stated in Section 5(c) below). Within five (5) business days (the fifth business day shall be referred to as the "Outside Construction Drawing Approval Date") of receipt of the Construction Drawings from Landlord, Tenant will deliver to Landlord written notice that it has approved or disapproved the Construction Drawings, provided, however, that Tenant's disapproval must be in Tenant's reasonable discretion, and, if it disapproves of the Construction Drawings, Tenant shall specify in writing and in reasonable detail, any objections to the Construction Drawings. In the event that Tenant disapproves of the Construction Drawings, Landlord and Tenant shall promptly meet and use good faith efforts to resolve such disagreement. That period of time from the day following the Outside Construction Drawing Approval Date through the date that the Tenant approves the Construction Drawings, but only to the extent that such period is not the result of the Construction Drawings being materially inconsistent with the Seventh Expansion Plans an d Specifications and the Eighth Expansion Plans and Specifications, shall be referred to as "Approval Delay". Landlord shall not proceed with Landlord's Work (as defined below) until Tenant has provided written approval of the Construction Drawings.

          (b) Landlord shall perform the following work ("Landlord's Work"): (i) prepare the Seventh Expansion Space (including the demolition thereof) in accordance with the Seventh Expansion Plans and Specifications and the Construction Drawings, and (ii) prepare the Eighth Expansion Space in accordance with the Eighth Expansion Plans and Specifications and the Construction Drawings. Except as provided in this Subsection (b), Landlord shall have no obligation to perform any work with respect to the balance of the Premises, including, but not limited to, the Basement Expansion Space.

          (c) Landlord shall, in connection with Landlord's Work, be solely responsible for the following: (i) up to but no more than $39,260.00 of the costs and expenses ("Design Allowance") associated with architectural and engineering design and plans and Construction Drawings with respect to the Seventh Expansion Space; (ii) up to but no more than $392,600.00 of the costs and expenses ("Seventh Construction Allowance") associated with substantially completing the Seventh Expansion Space in accordance with the Seventh Expansion Plans and Specifications and the Construction Drawings (provided, however, that none of the Seventh Construction Allowance shall be allocated for demolition of the Seventh Expansion Space); (iii) all costs and expenses in excess of
$21,593.00 with respect to the demolition of the Seventh Expansion Space, provided, however Landlord's liability shall not exceed $25,000; and (iv) up to but no more than $40,265.00 of the costs and expenses ("Eighth Construction Allowance") associated with subs tantially completing the Eighth Expansion Space in accordance with the Eighth Expansion Plans and Specifications and the Construction Drawings, (the amounts which Landlord has agreed to incur in order to perform Landlord's Work shall be referred to as "Landlord's Allowance"). The Design Allowance, Seventh Construction Allowance and Eighth Construction
Allowance may not be used for any purpose other than for the purpose specifically provided for herein, and to the extent the costs and expenses associated with the work to be done thereunder are less than the respective allowance, the excess of each, if any, shall accrue for the benefit of Landlord, and Tenant shall have no claim to same. Tenant shall be solely responsible for all costs and expenses which exceed Landlord's Allowance; it being the intent of the parties that Tenant pay said excess as Additional Rent and such sum(s) shall be payable by Tenant within thirty (30) days after receipt of an invoice from Landlord, provided, however, such payment date shall in no event be earlier than thirty(30) days from the substantial completion of the space for which the particular payment applies. Except as provided in this Subsection (c) and except in accordance with Section 12, Landlord shall have no obligation to pay for any work with respect to the Premises, including, but not limited to, any work for the Basement Expansion Space and any costs and expenses associated with architectural and engineering design and plans and Construction Drawings with respect to the Eighth Expansion Space.

          (d) Landlord shall use reasonable efforts, including the solicitation of at least three (3) competitive bids where appropriate from reputable contractors to obtain the construction of Landlord's Work at a reasonable cost. Landlord agrees to solicit bids from March Associates, DDB Interior Contracting and Turner Construction Company. Landlord shall promptly deliver to Tenant copies of all bids that Landlord receives with respect to the foregoing. Tenant shall, within seven (7) business days of receipt of said information, select the winning bidder ("Winning Bidder") from the bids delivered to Landlord and Landlord shall award the contract to such bidder. If the Winning Bidder is not March Associates, Tenant shall pay to Landlord, as Additional Rent, on demand upon substantial completion of Landlord's Work, an oversight and plan review fee of three (3%) percent of the contract price entered into with Winning Bidder in effecting Landlord's Work.

          (e) If Tenant requests to amend, modify or change the Construction Drawings, after such Construction Drawings have been approved by Landlord and Tenant ("Change Order"), Tenant shall submit to Landlord for its approval (which shall not be unreasonably withheld) a reasonably detailed description of the proposed Change Order in writing. Within seven (7) business days after receipt, Landlord shall notify Tenant whether it approves or disapproves the Change Order. If Landlord approves the Change Order, Landlord shall evidence its approval of such Change Order by executing the Change Order or a memorandum thereof. Failure by Landlord to notify Tenant within seven (7) business days of its approval or disapproval of the Change Order shall be deemed to mean that Landlord has disapproved the Change Order. Landlord may require changes to the Construction Drawings if necessary as a result of any Change Order or to comply with changes, revisions or additions to applicable building codes and other laws (collectively, ("Landlord Change Orders"). Within five(5) business days after receipt, Tenant shall notify Landlord in writing of its approval (which approval will not be unreasonably withheld) or disapproval of all Landlord Change Orders; Landlord shall not proceed with such Landlord Change Orders without Tenant's approval. If Tenant shall so notify Landlord of its disapproval of any Landlord Change Order, such written notice shall include reasonable detail as to the reason for such disapproval. Landlord shall, within seven (7) business days after receipt thereof, make the necessary revisions requested by Tenant (provided, however, that such revisions are in full compliance with law and otherwise reasonably acceptable to Landlord) and resubmit the same for Tenant's approval ("Revised Landlord Change Order"). Upon receipt of the Revised Landlord Change Order, Tenant shall within three (3) business days, notify Landlord in writing of its approval or disapproval of the Revised Landlord Change Order. In the event Tenant disapproves of the Revised Landlord Change Order, Landlord and Tenant shall promptly meet and use good faith efforts to resolve any disagreement. The period of time from the day following Tenant's disapproval of the Revised Landlord Change Order through the day that Tenant shall approve the Landlord Change Order shall be deemed an Approval Delay.

          (f) Subject to Unavoidable Delays (as defined in Section 38.2 of the Original Lease) and Tenant Delays, (as defined herein), Landlord shall substantially complete Landlord's Work (i) in connection with the Seventh Expansion Space, on or before May 1, 1998, and (ii) in connection with the Eighth Expansion Space, on or before May 1, 1998, provided, however, that the Lease, as modified herein, and the obligations of the Landlord and Tenant hereunder shall nevertheless continue in full force and effect. Notwithstanding the foregoing, if the Eighth Expansion Plans and Specifications provide that only painting and carpeting of the Eighth expansion Space be performed then, subject to Unavoidable Delays and Tenant Delays Landlord shall substantially complete painting and carpeting the Eighth Expansion Space on or before March 1, 1998. Except as provided below, Landlord shall have no liability to Tenant for any delay in delivering the Seventh Expansion Space and/or the Eighth Expansion Space. Notwithstanding the f oregoing, (x) if delivery of the Seventh Expansion Space is delayed by the acts or omissions of Landlord beyond June 1, 1998, (or, if the Winning Bidder is March Associates, May 1, 1998) as such date has each been extended by the number of days attributable to a Tenant Delay and/or an Unavoidable Delay ("Seventh Outside Date"), then the Tenant shall receive one day of free Seventh Expansion Space Rent for each two days during the period from the Seventh Outside Date to the substantial completion of the Seventh Expansion Space, and (y) if delivery of the Eighth Expansion Space is delayed by the acts or omissions of Landlord beyond June 1, 1998, (or, if the Winning Bidder is March Associates, May 1, 1998) as such date has each been extended by the number of days attributable to a Tenant Delay and/or an Unavoidable Delay ("Eighth Outside Date"), then the Tenant shall receive one day of free Eighth Expansion Space Rent for each two days during the period from the Eighth Outside Date to the substantial completion of the Eighth Expansion Space.

          (g)  Landlord's   Work  shall  be  deemed   substantially   completed,
notwithstanding  the  fact  that  minor  details  of  construction,   mechanical
adjustments or decoration remain to be performed that do not materially interfere with Tenant's use of the Seventh Expansion Space and/or the Eighth Expansion Space, as the case may be, or its business, provided that a Certificate of Occupancy (whether permanent or temporary) has been issued (if required). Notwithstanding the foregoing, to the extent that the Seventh Expansion Space is not ready for occupancy by Tenant on May 1, 1998 and/or the Eighth Expansion Space is not ready for occupancy by Tenant on May 1, 1998 (or on March 1, 1998, if the Eighth Expansion Plans and Specifications provide that only painting and carpeting of the Eighth expansion Space be performed), solely due to one or more Tenant Delays (as defined below), then the Seventh Expansion Space and/or the Eighth Expansion Space (as the case may be) shall be deemed substantially completed on the date when s aid space would otherwise have been substantially completed but for such Tenant Delay. Landlord shall be responsible for obtaining the initial permanent Certificate of Occupancy, if required, even if Tenant assumes occupancy under a temporary Certificate of Occupancy; provided, however, if a permanent Certificate of Occupancy is conditioned upon the performance of additional work to the Seventh Expansion Space and/or the Eighth Expansion Space, as the case may be, said work shall be performed by Tenant at its sole cost and expense (to the extent Landlord's Allowance has been exceeded, and if Landlord's Allowance has not been exceeded, if said work is not within the scope of Landlord's Work), subject to Section 7 of the Original Lease, as amended.

          (h) The term "Tenant Delay" shall mean any delay in substantially completing Landlord's Work and/or any delay in the date that the Seventh
Expansion Space and/or the Eighth Expansion Space shall be available for Tenant's occupancy, which is solely due to any act or omission of Tenant, its agents, employees, contractors or anyone acting under or for Tenant. Tenant Delay shall also include the following, (but only to the extent that any such delays are the cause of Landlord's inability to substantially complete
Landlord's Work and/or are the cause of the any delay in the date that the Seventh Expansion Space and/or the Eighth Expansion Space shall be available for Tenant's occupancy): (i) delays by Tenant in delivering the Seventh Expansion Plans and Specifications and/or the Eighth Expansion Plans and Specifications;
(ii) delays arising solely from changes by Tenant to the Seventh Expansion Plans and Specifications and/or the Eighth Expansion Plans and Specifications; (iii) delays resulting from Tenant's direction to Landlord to suspend Landlord's Work;
(iv) delays by Tenant in delivering approval or disapproval to the Construction Drawings; (v) any Approval Delay; (vi) delays arising as result of a Change Order requested by Tenant; (vii) delays by Tenant in approving any Landlord Change Orders; and (viii) delays by Tenant in selecting the Winning Bidder.

          (i) Notwithstanding anything to the contrary contained herein, if (i) the Seventh Rental Commencement Date does not occur on or before September 1, 1998, as such date is extended by the number of days attributable to a Tenant Delay and/or Unavoidable Delay, (such date, as extended is referred to as "Seventh Tenant Outside Date") then the Tenant may, as its sole and exclusive remedy, terminate the portion of this Agreement relating to the Seventh Expansion Space by giving written notice to Landlord no later than twenty-one
(21) days from such Seventh Tenant Outside Date and the portion of this Agreement relating only to the Seventh Expansion Space shall terminate on the date which is fifteen (15) days after Landlord's receipt of such notice, unless prior to such date the Seventh Rental Commencement Date occurs, in which case Tenant's termination notice shall be null and void and this Agreement shall continue in full force and effect; and/or (ii) the Eighth Rental Commencement Date does not occur on or befor e September 1, 1998, as such date is extended by the number of days attributable to a Tenant Delay and/or Unavoidable Delay, (such date, as extended is referred to as "Eighth Tenant Outside Date") then the Tenant may, as its sole and exclusive remedy, terminate the portion of this Agreement relating to the Eighth Expansion Space by giving written notice to Landlord no later than twenty-one (21) days from such Eighth Tenant Outside Date and the portion of this Agreement relating only to the Eighth Expansion Space shall terminate on the date which is fifteen (15) days after Landlord's receipt of such notice, unless prior to such date the Eighth Rental Commencement Date occurs, in which case Tenant's termination notice shall be null and void and this Agreement shall continue in full force and effect. If Landlord is unable to deliver the Seventh Expansion Space and/or the Eighth Expansion Space, as the case may be, in accordance with the terms of this Agreement, and Tenant terminates the portion of this Agreeme nt relating to the Seventh Expansion Space and/or the Eighth Expansion Space, in accordance with the terms of this Section, then, Landlord shall reimburse Tenant for Tenant's actual and reasonable costs and expenses incurred with respect to the demolition, design and construction of the space so terminated. 6. Notwithstanding anything contained in the Lease, including Section 6.1 of the Original Lease as such section may have been modified, Tenant agrees that Landlord shall have no obligation to provide any additional funds with respect to Landlord's Work, except as specifically provided in Section 5(c) above and in Section 12 below.

          7. Landlord will, at its own cost and expense separately meter the Seventh Expansion Space and Eighth Expansion Space for electric usage. Tenant will, at its own cost and expense, continue to have all electrical uses for the Basement Expansion Space and the portion of the basement demised under the Original Lease (the "Original Basement Space") connected to Tenant's separate electrical meter.

          8. Notwithstanding anything else contained in the Original Lease or any of the Amendments, or herein, should Tenant exercise its option(s) to renew the term of the leased premises, as provided for in Section 2.5 of the Original Lease, said renewal term(s) shall be operative for the entire Premises (as such term is defined herein).

          9. Tenant's obligation to pay Tenant's Proportionate Share (as such share shall be increased giving effect to the transaction contemplated herein) of Operating Expenses and Taxes, as such obligations are expressed in the Lease, shall commence, (a) with respect to the Seventh Expansion Space, on the Seventh Rental Commencement Date, and (b) with respect to the Eighth Expansion Space, on the Eighth Rental Commencement Date. Tenant and Landlord agree that Tenant's Proportionate Share with respect to the Seventh Expansion Space is 9%, and Tenant's Proportionate Share with respect to the Eighth Expansion Space is 4%. Notwithstanding anything to the contrary contained in the Lease or in this Agreement, after both the Seventh Rental Commencement Date and the Eighth Rental Commencement Date, Tenant's Proportionate Share with respect to the Premises shall equal 100%. All other items of Additional Rent shall be payable in accordance with the terms of the Lease as modified herein. The Base Tax Year and the Base Oper ating Expense Year, as defined in the Lease, shall remain unchanged for the purpose of calculating any and all charges to Tenant.

          10. Tenant has inspected the Premises, including, but not limited to, the Seventh Expansion Space, Eighth Expansion Space and the Basement Expansion Space and accepts the same "As Is" in its present condition subject to Landlord's Work. Acceptance of possession by Tenant of the Seventh Expansion Space and/or the Eighth Expansion Space shall be the conclusive evidence that Landlord's obligation to construct said accepted premises has been fully performed in accordance with the requirements of this Agreement, except for normal punch list items and except if within thirty (30) days after such acceptance date Tenant shall give written notice to Landlord specifying the respects in which the same was not in such condition.

          11. All  tenant  improvements  constructed  in the  Seventh  Expansion
Space, Eighth Expansion Space and the Basement Expansion Space, whether by Landlord or by (or on behalf of) Tenant, and whether at Landlord's or Tenant's expense, shall be subject to Section 7.4 of the Original Lease, as it may have been amended. Notwithstanding the foregoing, all of Landlord's Work and other tenant improvements which are a part of this Agreement shall become the property of the Landlord and shall remain upon and be surrendered with the Premises upon the Expiration Date and need not be removed.

          12. Notwithstanding anything to the contrary contained in this Agreement, Landlord has consented to the erection of a certain chain link fence and to the installation of lighting in the Basement Expansion Space which is of the same nature and quality as such items were previously supplied to Tenant for the Original Basement Space. Tenant represents that all such work was performed by Tenant in a good and workmanlike manner, in compliance with all federal, state, municipal and other statutes, laws, ordinances, regulations, rules and requirements relating to the Building, in accordance with all standards established by Landlord and otherwise in compliance with the terms and conditions of the Lease, as modified hereby. Within thirty (30) days after (a) submission to Landlord of a complete and final release and lien waiver with respect to the Building executed by all parties with legal standing to file a lien, and (b) submission to Landlord of all invoices for the work so performed and other items reasonably r equested, Landlord shall reimburse Tenant for the actual costs and expenses Tenant has incurred in performing the work described in this Section 12 in an amount not to exceed $21,825.00.

          13. Tenant shall use the Basement Expansion Space exclusively for storage and otherwise in compliance with the terms and conditions of the Lease, as modified herein.

          14. (a) The address set forth for Landlord (including the those parties to receive copies of notices, consents, approvals, requests, and other communications delivered to Landlord) in Section 28.1 of the Original Lease is hereby modified and amended as follows:


          To Landlord:

                            MONY REAL ESTATE INVESTMENT MANAGEMENT
                            c/o The Mutual Life Insurance Company of New York 1740 Broadway
                            Ninth Floor
                            New York, New York 10019
                            Attn.:  Real Estate Asset Management

          with a copy to:
                            The Mutual Life Insurance Company of New York 1740 Broadway
                            New York, New York 10019
                            Attn:  Real Estate Counsel

          (b) The address set forth for Tenant in Section 28.1 of the Original Lease is hereby modified and amended as follows: To Tenant: Dialogic Corporation 1515 Route Ten Parsippany, New Jersey 07054-4596 Attn: Real Estate Facilities Manager

          Copies to Tenant  shall be  delivered  as  specified  in the  Original
Lease.

          15. Tenant and Landlord, each respectively warrants and represents that it has not dealt with any broker or real estate agent in connection with this Sixth Amendment to Lease Agreement or its negotiation, other than Edward S. Gordon of New Jersey and Cushman & Wakefield of New Jersey (collectively "Broker"), and Landlord agrees to pay the Broker pursuant to a separate agreement. Each party shall indemnify and hold the other harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent or other intermediary, other than Broker, in connection with this Agreement or its negotiation by reason of any act of the indemnifying party.

          16. Tenant agrees, confirms and acknowledges that (a) there is no remaining expansion space square footage that Tenant has the option to lease as such right was specifically set forth in Section 2.6 of the Original Lease, as such section was modified by the Second Amendment, and (b) Landlord has fully complied with the provisions of Section 2.7 (which provides for Tenant to have a right of first refusal) and Tenant agrees that it has no further right of first refusal with respect to any space in the Building other than that right of first refusal (as said right is more accurately described in Section 2.7 of the Original Lease "Right of First Refusal") for space that is currently unleased in the basement of the Building ("Remaining Basement Space"), provided, however, that with respect to the Right of First Refusal for the Remaining Basement Space, (i) the last two sentences of Section 2.7 of the Original Lease are deleted in their entirety, (ii) Tenant, at its sole cost and expense shall cause to have all electrical uses for any of the Remaining Basement Space it so leases, connected to Tenant's separate electrical meter, (iii) Tenant agrees to accept the Remaining Basement Space in its condition and state of repair as of the date of the commencement of the lease for the Remaining Basement Space and Tenant agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy,
(iv) the term of the lease for the Remaining Basement Space shall be co-terminus with the Lease, as modified herein, and (v) Tenant shall use the Remaining Basement Space exclusively for storage and otherwise in compliance with the terms and conditions of the Lease, as modified herein. Time shall be of the essence with respect to Tenant's notice in response to the Refusal Notice (as defined in Section 21 below) with respect to the Right of First Refusal, and Tenant's failure to give any such notice within the ten (10) business day period shall be deemed a re jection of Landlord's offer, any principles of law or equity to the contrary notwithstanding. A Refusal Notice may only be accepted in whole, not in part. If Tenant rejects, or is deemed to have rejected, Landlord's offer with respect to the Right of First refusal, Landlord shall be free to lease the Remaining Basement Space to any party upon any terms and conditions that Landlord may determine from time to time during the Term, with no further obligation to Tenant under this Section with respect to the Remaining Basement Space.

          17. Section 4.8 of the original Lease is modified as of the date of this Sixth Amendment to Lease Agreement to provide Tenant with ninety (90) days following Tenant's receipt of Landlord's Statement in which to dispute the correctness of such Statement. Within ten (10) business days of request therefore (such tenth day is referred to herein as "Document Delivery Date"), Landlord shall furnish supporting documentation reasonably requested by Tenant in respect of the information reflected on Landlord's Statement. Landlord shall have no liability for failing to timely deliver the supporting documentation by the Document Delivery Date, except that upon such failure, Tenant's time in which to dispute Landlord's Statement shall be extended by one (1) day for each day during the period between the Document Delivery Date and the delivery of the supporting documentation.

          18. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal successors and assigns.

          19. This Amendment may not be changed orally, but only by writing signed by the party against which the enforcement thereof is sought.

          20. Except as expressly modified by this Agreement, the Lease and all the covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

          21. (a) Tenant shall have the option to include as part of the Premises, the Remaining Basement Space pursuant to the terms of the Lease, as amended hereby.

          (b) Any such option shall be exercised by a written notice (hereinafter called the "Expansion Notice") from Tenant to Landlord given at any time prior to the date Landlord delivers to Tenant the notification required in
Section 2.7 of the Original Lease with respect to the Right of First Refusal (such notification hereinafter referred to as "Refusal Notice").

          (c) In the event that Tenant shall give Landlord the Expansion Notice, Tenant shall be deemed to have irrevocably agreed to have the Remaining Basement Space added to and included in the Premises effective as of the thirtieth (30th) day after the delivery of the Expansion Notice (the "Inclusion Date").

          (d) In the even that Tenant shall properly exercise its option in accordance with the provisions hereof, then in such event, effective as of the Inclusion Date:

               (i) The Remaining Basement Space shall be deemed added to and included in the Premises for the period commencing on the Inclusion Date and ending on the Expiration Date (as such date may be extended pursuant to the terms of the Lease, as amended hereby). The inclusion of such space shall be on all the terms and subject to the conditions of the Lease, as amended hereby (other than Section 6 of the Original Lease, as amended) and on such additional terms and conditions as is hereinafter set forth in this
     Section 21. Tenant shall use the Remaining Basement Space exclusively for storage and otherwise in compliance with the terms and conditions of the Lease, as modified herein;

               (ii) Fixed Rent for the Remaining  Basement Space shall be at the
     annual  rate  of  $4.00  per  square   foot,   payable  in  equal   monthly
     installments.

               (iii) Tenant, at its sole cost and expense, shall cause to have all electrical uses of the Remaining Basement Space connected to Tenant's separate electrical meter;

               (iv) Landlord and Tenant shall execute an amendment to the Lease setting forth without limitation the exercise of the expansion option, the inclusion of the Remaining Basement Space in the Premises, the Inclusion Date and other appropriate items.

          (e) Tenant agrees to accept the Remaining Basement Space in its condition and state of repair existing as of the Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant occupancy. Notwithstanding the foregoing, in the event that Tenant exercises its expansion right as contemplated by this Section and as of the date of such Expansion
Notice is given, the remaining Term of the Lease is not less than three (3) years (including all renewal options which have been exercised), Landlord shall provide an allowance ("Expansion Basement Allowance") in an amount not to exceed the lesser of (1) $2.58 per square foot calculated for the Remaining Basement Space so leased by Tenant pursuant to this Section ("Leased Expansion Space"), or (2) Tenant's actual costs in performing certain work ("Expansion Basement Work"). The Expansion Basement Work shall consist solely of: (i) erecting a chain link fence ar ound the portion of the Leased Expansion Space, and (ii) installing lighting in the Leased Expansion Space. The Expansion Basement Work shall be of like nature and quality of such items currently existing in the basement. All Expansion Basement Work shall be performed by Tenant in a good and workmanlike manner, in compliance with all federal, sate, municipal and other statutes, laws, ordinances, regulations, rules and requirements relating to the Building, in accordance with all standards established by Landlord and otherwise in compliance with the terms and conditions of the Lease, as modified hereby. Provided Tenant is not in default of the Lease, as amended hereby at the time payment is due by Landlord, Landlord shall pay to Tenant the Expansion Basement Allowance within thirty (30) days after Landlord's receipt of (x) notice that the Expansion Basement work has been completed, (y) submission to Landlord of a complete and final release and lien waiver with respect to the Building executed by all partie s with legal standing to file a lien, and (z) submission to Landlord of all invoices for the work so performed and other items reasonably requested.

          (f) Tenant's expansion option pursuant to this Section 21 shall expire and be of no further force and effect as of the date Landlord delivers to Tenant the Refusal Notice, but only as to the basement space identified in said Refusal Notice.

          (g) The termination of the Lease, as amended hereby shall also terminate Tenant's option pursuant to this Section 21 whether or not the same shall have been exercised. Nothing contained in this Section shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in the Lease, as amended hereby to terminate the Lease, as amended hereby. Tenant's option set forth in this Section 21 may not be severed from the Lease or separately sold, assigned or transferred and is only exercisable by Dialogic Corporation or a successor corporation.

          (h) Tenant shall have no right to exercise the expansion option pursuant to this Section 21 if: (i) the named Tenant has assigned the Lease or has at any time subleased, in the aggregate, more than fifty percent (25%) of the Premises, or (ii) Tenant shall be in default hereunder and such default shall not have been cured at the time of the exercise of its option or, if such default occurs after Tenant's attempted leasing, as of the Inclusion Date.

          IN WITNESS WHEREOF, the parties hereto have here onto set their hands and seals or caused their presence to be signed by its proper corporate officers and caused its proper corporate seal to be here onto affixed, the day and the year first above written.


                                   THE MUTUAL LIFE INSURANCE
WITNESS:                           COMPANY OF NEW YORK
/s/
___________________                By:    /s/_________________________
                                   Name:  Debra Kloper, Vice President



WITNESS:                          DIALOGIC CORPORATION
/s/
___________________               By:      /s/__________________________________
                                  Name:    _____________________________________
                                  Its:     _____________________________________